Exhibit 99.1

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s GAAP Net Sales reflecting the revised presentation of the Company’s operating business segments resulting from the Company’s announcement of an agreement to sell certain assets and liabilities of its Networks business and the related presentation of those portions of the Networks business, as well as other previously disposed businesses, as discontinued operations.

	GAAP Net Sales - 2010 Quarters
	Quarter Ended	Quarter Ended
	April 3, 2010	July 3, 2010

Mobile Devices	$1,641	$1,724
Home	838	886
Enterprise Mobility Solutions	1,736	1,931
Segment Totals	4,215	4,541
Other and Eliminations	(20)	(7)
Company Totals	4,195	4,534
Sales from Discontinued Operations	849	880
Previously Reported GAAP Sales	$5,044	$5,414

	GAAP Net Sales - 2009 Quarters
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 4, 2009	July 4, 2009	October 3, 2009	December 31, 2009

Mobile Devices	$1,801	$1,829	$1,692	$1,824
Home	1,025	1,013	866	1,000
Enterprise Mobility Solutions	1,666	1,729	1,793	1,981
Segment Totals	4,492	4,571	4,351	4,805
Other and Eliminations	(20)	(18)	(15)	(19)
Company Totals	4,472	4,553	4,336	4,786
Sales from Discontinued Operations	899	944	1,117	937
Previously Reported GAAP Sales	$5,371	$5,497	$5,453	$5,723

	GAAP Net Sales - Annual Periods
	Year Ended	Year Ended	Year Ended
	December 31, 2007	December 31, 2008	December 31, 2009

Mobile Devices	$18,988	$12,099	$7,146
Home	4,231	4,912	3,904
Enterprise Mobility Solutions	8,244	8,228	7,169
Segment Totals	31,463	25,239	18,219
Other and Eliminations	(94)	(130)	(72)
Company Totals	31,369	25,109	18,147
Sales from Discontinued Operations	5,253	5,037	3,897
Previously Reported GAAP Sales	$36,622	$30,146	$22,044

Motorola, Inc. and Subsidiaries

Segment Information

(In millions)

Summarized below are the Company’s GAAP Operating Earnings (Loss) reflecting the revised presentation of the Company’s operating business segments resulting from the Company’s announcement of an agreement to sell certain assets and liabilities of its Networks business and the related presentation of those portions of the Networks business, as well as other previously disposed businesses, as discontinued operations.

	GAAP Operating Earnings (Loss) - 2010 Quarters
	Quarter Ended	Quarter Ended
	April 3, 2010	July 3, 2010

Mobile Devices	$(192)	$87
Home	20	29
Enterprise Mobility Solutions	145	214
Segment Totals	(27)	330
Other and Eliminations	(6)	(111)
Company Totals	(33)	219
Operating Earnings from Discontinued Operations	109	144
Previously Reported GAAP Operating Earnings	$76	$363

	GAAP Operating Earnings (Loss) - 2009 Quarters
	Quarter Ended	Quarter Ended	Quarter Ended	Quarter Ended
	April 4, 2009	July 4, 2009	October 3, 2009	December 31, 2009

Mobile Devices	$(545)	$(287)	$(216)	$(167)
Home	3	18	20	(25)
Enterprise Mobility Solutions	82	149	223	282
Segment Totals	(460)	(120)	27	90
Other and Eliminations	(35)	46	(38)	(2)
Company Totals	(495)	(74)	(11)	88
Operating Earnings from Discontinued Operations	46	84	139	75
Previously Reported GAAP Operating Earnings (Loss)	$(449)	$10	$128	$163

	GAAP Operating Earnings (Loss) - Annual Periods
	Year Ended	Year Ended	Year Ended
	December 31, 2007	December 31, 2008	December 31, 2009

Mobile Devices	$(1,535)	$(2,432)	$(1,215)
Home	327	340	16
Enterprise Mobility Solutions	971	(343)	736
Segment Totals	(237)	(2,435)	(463)
Other and Eliminations	(241)	(107)	(29)
Company Totals	(478)	(2,542)	(492)
Operating Earnings (Loss) from Discontinued Operations	(75)	151	344
Previously Reported GAAP Operating Earnings (Loss)	$(553)	$(2,391)	$(148)